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EXHIBIT 23

Consent of Independent Public Accountants


We hereby consent to the incorporation by reference of our report dated January 13, 1996 on the consolidated financial statements of Pikeville National Corporation included in its form 10-K for the year ended December 31, 1995, in Pikeville National Corporation's previously filed Form S-8 Registration Statement No. 33-36165.




Crowe, Chizek and Company LLP


South Bend, Indiana
March 27, 1996


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